Securities and Exchange Commission
Washington, D.C. 20549

Form 8‑K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 7, 2017

Cadiz Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-12114	77-0313235
(Commission File Number)	(IRS Employer Identification No.)

550 South Hope Street, Suite 2850, Los Angeles	90071
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (213) 271-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07     SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

 On June 7, 2017, Cadiz Inc. (the "Company") held its 2017 Annual Meeting of Stockholders.  The number of shares represented and voting in person and by proxy at said meeting was 13,858,312.

(i)     The following directors were elected at the meeting:
NOMINEE	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES
Keith Brackpool	9,357,989	409,281	4,091,042
Stephen E. Courter	9,614,542	152,728	4,091,042
Geoffrey Grant	9,633,787	133,483	4,091,042
Winston Hickox	9,640,633	126,637	4,091,042
Murray H. Hutchison	9,371,933	395,337	4,091,042
Richard Nevins	9,614,288	152,982	4,091,042
Raymond J. Pacini	9,365,891	401,379	4,091,042
Timothy J. Shaheen	9,410,951	356,319	4,091,042
Scott S. Slater	9,639,243	128,027	4,091,042

(ii)     PricewaterhouseCoopers LLP was approved as the Company's independent auditors for the fiscal year 2017 by the following vote:

VOTES
FOR:	13,804,936
AGAINST:	52,986
ABSTAIN:	390

(iii)     The Company's stockholders approved, on an advisory basis, the compensation of the Company's named executive officers, by the following vote(1):

VOTES
FOR:	9,134,937
AGAINST:	590,261
ABSTAIN:	42,072
BROKER NON-VOTES:	4,091,042

(iv)     The Company's stockholders recommended, on an advisory basis, that the Company conduct future stockholder advisory votes on named executive officer compensation every year, by the following vote:

1 YEAR	2 YEARS	3 YEARS	ABSTAIN	BROKER NON-VOTES
9,480,006	142,598	94,587	50,079	4,091,042

     The Company has considered the stockholder vote regarding the frequency of stockholder advisory votes on named executive officer compensation and determined that it will hold an advisory vote on its executive officer compensation annually.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cadiz Inc.

By:	/s/ Timothy J. Shaheen
Timothy J. Shaheen
Chief Financial Officer

Dated:  June 8, 2017